Filed Pursuant to Rule 424(b)(7)
Registration File No. 333-211523

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share	11,985,905	$12.76	$152,940,147.80	$17,725.77

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	Paid herewith.

Prospectus Supplement

(To Prospectus dated May 23, 2016)

11,985,905 Shares

TRI Pointe Group, Inc.

The selling stockholder identified in this prospectus supplement is offering 11,985,905 shares of our common stock. The selling stockholder will receive all net proceeds from the sale of the shares of our common stock in this offering. We will not receive any of the proceeds from the sale of the common stock being sold by the selling shareholder.

Our common stock is listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “TPH.” The last reported sale price of our common stock on March 17, 2017 was $12.73 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying base prospectus and in the documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference herein.

The underwriter has agreed to purchase shares of our common stock at a price of $12.76 per share, which will result in proceeds to the selling stockholder of $152,940,147.80. The underwriter may offer shares of our common stock from time to time in transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about March 22, 2017.

Citigroup

The date of this prospectus supplement is March 17, 2017

PROSPECTUS SUPPLEMENT

We have not authorized anyone else to provide you with information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”) or to make additional representations. Neither we nor the underwriter(s) take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. If you are in a jurisdiction in which offers to sell, or solicitations of offers to purchase, the shares of common stock offered by this prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on their respective filing or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

Unless otherwise noted, or the context otherwise requires, “TRI Pointe” and the terms the “Company,” “we,” “us” and “our” refer collectively to TRI Pointe Group, Inc. and its subsidiaries. Prior to any purchase of shares of our common stock hereunder, you should read this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference herein and therein, as described in the section entitled “Incorporation of certain documents by reference.”

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which do not apply to this offering of shares of our common stock.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where you can find more information” and “Incorporation of certain documents by reference” in this prospectus supplement before deciding whether to invest in the shares of common stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public reference room.

Our SEC filings, including the complete registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

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This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of common stock offered hereby, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above or may be obtained at the SEC’s website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Incorporation of certain documents by reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

•	TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	portions of TRI Pointe’s Definitive Proxy Statement on Schedule 14A, filed on April 22, 2016, to the extent specifically incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 25, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed February 28, 2017; and

•	the description of TRI Pointe common stock contained in TRI Pointe’s registration statement on Form 8-A, filed January 28, 2013.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by requesting them in writing or by

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telephone from the Company at the following address and telephone number: 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8696. You may also obtain these documents from the SEC or through the SEC’s website, as described above.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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Prospectus supplement summary

This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in shares of our common stock. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated condensed financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

TRI Pointe was founded in April 2009, toward the end of an unprecedented downturn in the national homebuilding industry. Since then, we have grown from a Southern California fee homebuilder into a regionally focused national homebuilder with a portfolio of the following six quality homebuilding brands operating in fourteen markets across eight states:

•	Maracay Homes in Arizona;

•	Pardee Homes in California and Nevada;

•	Quadrant Homes in Washington;

•	Trendmaker Homes in Texas;

•	TRI Pointe Homes in California and Colorado; and

•	Winchester Homes in Maryland and Virginia.

Our growth strategy is to capitalize on high demand in selected “core” markets with favorable population and employment growth as a result of proximity to job centers or primary transportation corridors. As of December 31, 2016, our operations consisted of 124 active selling communities and 28,309 lots owned or controlled. Our construction expertise across an extensive product offering allows us flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, including buyers of entry-level, move-up and luxury homes. As a result, we build across a variety of base sales price points, ranging from approximately $212,000 to $2.2 million, and home sizes, ranging from approximately 1,200 to 6,200 square feet. For the years ended December 31, 2016 and 2015, we delivered 4,211 and 4,057 homes and the average sales price of our new homes delivered was approximately $553,000 and $565,000, respectively.

The Offering

Common stock offered by the selling stockholder	11,985,905 shares.

Common stock outstanding after this offering	159,057,405 shares.

Use of proceeds	The selling stockholder will receive all net proceeds from the sale of shares of our common stock in this offering. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder.

Dividends	We have not paid any dividends in our common stock and currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant. Accordingly, stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

Risk factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information contained or incorporated herein by reference and the accompanying prospectus, before investing in the shares of common stock offered hereby.

NYSE symbol	“TPH”.

Unless the context requires otherwise, the number of shares of our common stock to be outstanding after this offering is based on 159,057,405 shares outstanding at March 17, 2017. The number of shares of common stock outstanding before and after this offering excludes:

•	an aggregate of 4,130,911 restricted stock units held by the members of our management team, other officers and employees and our directors pursuant to our 2013 Long-Term Incentive Plan and the equity incentive plans we assumed in connection with our acquisition of Weyerhaeuser Real Estate Company;

•	options to purchase an aggregate of 2,321,509 shares of our common stock held by members of our management team, other officers and employees and our directors pursuant to our 2013 Long-Term Incentive Plan and the equity incentive plans we assumed in connection with our acquisition of Weyerhaeuser Real Estate Company; and

•	6,586,883 shares of our common stock reserved for future issuance under our 2013 Long-Term Incentive Plan.

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain and incorporate by reference certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions made by us; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

Factors listed in this section—as well as other factors not included—may cause actual results to differ materially from the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. There is no guarantee that any of the events anticipated by the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus will occur, or if any of the events occur, there is no guarantee of what effect it will have on our operations, financial condition or share price.

We will not update the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, unless otherwise required by law. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus supplement and the accompanying prospectus. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Statements

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “will,” “would,” or other words that convey the uncertainty of future events or outcomes. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects and capital spending.

Forward-looking statements are based on a number of factors, including the expected effect of:

•	the economy;

•	laws and regulations;

•	adverse litigation outcomes and the adequacy of reserves;

•	changes in accounting principles;

•	projected benefit payments; and

•	projected tax rates and credits.

Risks, uncertainties and assumptions

The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and the strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	levels of competition;

•	the successful execution of our internal performance plans, including restructuring and cost reduction initiatives;

•	global economic conditions;

•	raw material prices;

•	oil and other energy prices;

•	the effect of weather, including the re-occurrence of drought conditions in California;

•	the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal and state tax policies;

•	the effect of land use, environment and other governmental laws and regulations;

•	legal proceedings or disputes and the adequacy of reserves;

•	risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

•	change in accounting principles;

•	risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and

•	other factors described in “Risk factors.”

Risk factors

An investment in shares of our common stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC. Before making an investment decision, you should carefully consider these risks, any risks set forth in the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Our business, liquidity, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, please read “Forward-looking statements” in this prospectus supplement and accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business, liquidity, financial condition or results of operations.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile, and your investment in our common stock could suffer a decline in value.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. You may not be able to resell your shares at or above the public offering price due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, companies that have historically experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

We do not intend to pay dividends on our common stock for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant. Accordingly, stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of stockholders’ shares.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock (including equity or debt securities convertible into common stock), options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our common stock could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by a large stockholder or the perception that such sales could occur, may adversely affect the market price of our common stock.

Future offerings of debt securities, which would rank senior to our common stock in the event of our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to make a dividend distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.

Non-U.S. holders may be subject to United States federal income tax on gain recognized on the sale or disposition of shares of our common stock.

We believe we are and will remain a “United States real property holding corporation” for United States federal income tax purposes. As a result, a non-U.S. holder generally will be subject to United States federal income tax on any gain recognized on a sale or other disposition of shares of our common stock, unless our common stock is regularly traded on an established securities market (such as the New York Stock Exchange) and such non-U.S. holder did not actually or constructively hold more than 5% of our common stock at any time during the shorter of (a) the five-year period preceding the date of the sale or disposition and (b) the non-U.S. holder’s holding period in such stock. A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it recognizes a gain from the disposition of our common stock that is subject to United States federal income tax.

If our stock ceases to be regularly traded on an established securities market, the gross proceeds from any sale by a non-U.S. holder generally would be subject to a 15% United States federal withholding tax (which withholding tax would be applied against any United States federal income tax the non-U.S. holder owed in respect of any gain on the sale).

No assurance can be given that our common stock will remain regularly traded in the future. Non-U.S. holders should consult their tax advisors concerning the consequences of disposing of shares of our common stock.

We cannot assure you that our stock repurchase program will result in repurchases of our common stock or enhance long term stockholder value, and repurchases, if any, could affect our stock price and increase its volatility and will diminish our cash reserves.

On February 23, 2017, our board of directors approved a stock repurchase program, authorizing the repurchase of our common stock with an aggregate value of up to $100 million through March 31, 2018. Purchases of common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Exchange Act. We are not obligated under the program to repurchase any specific number or amount of shares of common stock, and we may modify, suspend or discontinue the program at any time. Our management will determine the timing and amount of repurchase in its discretion based on a variety of factors, such as the market price of our common stock, corporate requirements, general market economic conditions and legal requirements.

Repurchases pursuant to our stock repurchase program could affect our stock price and increase its volatility and will reduce the market liquidity for our stock. The existence of a stock repurchase program could also cause our stock price to be higher than it would be in the absence of such a program. Additionally, these repurchases will diminish our cash reserves, which could impact our ability to pursue possible future strategic opportunities and acquisitions and would result in lower overall returns on our cash balances. There can be no assurance that any stock repurchases will, in fact, occur, or, if they occur, that they will enhance stockholder value. Although our stock repurchase program is intended to enhance long term stockholder value, short-term stock price fluctuations could reduce the effectiveness of these repurchases.

Use of proceeds

The selling stockholder will receive all net proceeds from the sale of shares of our common stock in this offering. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We will pay our expenses and the expenses of the selling stockholder in connection with this offering, other than underwriting discounts and commissions. See “Selling Stockholder.”

Market price of our common shares

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “TPH”. The following table sets forth the high and low intra-day sales prices per share of our common stock for the periods indicated, as reported by the NYSE:

Fiscal Quarter Ending:	High	Low

2015:
March 31	$16.57	$13.48
June 30	$16.15	$13.94
September 30	$15.70	$12.89
December 31	$14.60	$12.28

2016:
March 31	$12.47	$8.83
June 30	$12.81	$10.49
September 30	$14.20	$11.59
December 31	$13.37	$10.35

2017:
March 31 (through March 17)	$13.37	$11.31

Dividend Policy

We have not paid any dividends on our common stock and currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant. Accordingly, stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

Selling stockholder

The table below sets forth information with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of March 17, 2017.

In the table below, the percentage of shares beneficially owned is based on 159,057,405 shares of our common stock outstanding as of March 17, 2017, determined in accordance with Rule 13d-3 of the Exchange Act. Under that rule, beneficial ownership includes any shares of common stock over which the stockholder has sole or shared voting power or investment power and also any shares of common stock which the stockholder has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares of common stock shown as beneficially owned.

Pursuant to an investor rights agreement, the selling stockholder has the right to designate one member of our board of directors for as long as the selling stockholder owns at least 5% of our outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). The investor rights agreement will automatically terminate upon the date on which the stockholder owns less than 1% of our outstanding shares of common stock. At the consummation of this offering, the selling stockholder will own less than 1% of our outstanding shares of common stock.

Under the terms of the Registration Rights Agreement dated as of January 30, 2013, as amended, between us and certain of our stockholders, including the selling stockholder, we will pay all expenses of the registration of shares of our common stock, including SEC, stock exchange and FINRA filings fees, except that the selling stockholder will pay all underwriting discounts and selling commissions, if any.

	Before Offering			After Offering
Name	Number of Shares Beneficially Owned	Percentage of Shares Owned	Shares Offered Hereby	Shares Owned After Offering	Percentage of Shares Owned After Offering
VIII/TPC Holdings, L.L.C. (“Starwood Fund”)(1)	11,985,905	7.5%	11,985,905	—	—%

(1)	The Starwood Fund has sole voting power with respect to 0 shares, shared voting power with respect to 11,985,905 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. VIII Management L.P. has sole voting power with respect to 0 shares, shared voting power with respect to 11,985,905 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. VIII-J Management L.P. has sole voting power with respect to 0 shares, shared voting power with respect to 11,985,905 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. Barry S. Sternlicht has sole voting power with respect to 9,338 shares (which are not being sold in this offering), shared voting power with respect to 11,985,905 shares, sole dispositive power with respect to 9,338 shares (which are not being sold in this offering) and shared dispositive power with respect to 11,985,905 shares. The Starwood Fund is managed by VIII Management L.P. and VIII-J Management L.P., which are owned affiliates of Starwood Capital Group. Barry Sternlicht, the Chairman of our Board of Directors, is the controlling partner of Starwood Capital Group, and may be deemed to share voting power and investment control over the shares of our common stock held by the Starwood Fund. Mr. Sternlicht disclaims beneficial ownership of the shares of our common stock held by the Starwood Fund except to the extent of any pecuniary interest therein. On September 4, 2014, the Starwood Fund informed us that it had pledged 11,985,905 shares of our common stock as collateral in connection with a margin loan in lieu of selling or otherwise distributing the pledged shares to monetize its investment in us. We are not a party to the loan documents.

The address for this entity is 591 West Putnam Ave., Greenwich, CT 06830. We have been advised that the Starwood Fund is an affiliate of a limited purpose broker-dealer that is not involved in this offering. We have also been advised that the Starwood Fund acquired its investment in the Company in the ordinary course of business, not for resale, and that it did not have, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the common stock.

Certain U.S. federal income and estate tax considerations

The following is a general discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a capital asset (generally, property held for investment). This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income or estate tax laws (such as financial institutions, insurance companies, tax-exempt entities, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, U.S. expatriates, persons liable for U.S. federal alternative minimum tax, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax consequences or U.S. federal tax consequences other than income and estate tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the U.S. federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that for U.S. federal income tax purposes is neither a partnership nor:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(iv) a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in our common stock.

Dividends

In the event that we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock (determined separately for each share), the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Sale, Exchange or Other Taxable Disposition.” As discussed below under “Sale, Exchange or Other Taxable Disposition,” if our stock ceases to be regularly traded on an established securities market, any distributions in excess of our current and accumulated earnings and profits would be subject to a 15% U.S. federal withholding tax that generally may be credited against any U.S. federal income tax payable by the non-U.S. holder.

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to U.S. federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, a non-U.S. holder generally will be subject to U.S. federal income tax with respect to such dividends on an net income basis at regular graduated U.S. federal income tax rates in the same manner as a United States person (as defined under the Code), unless an applicable income treaty provides otherwise. Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN, or W-8BEN-E (or other applicable form) and certify that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-U.S. partnership or non-U.S. intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange, or other taxable disposition of our common stock unless (i) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, (ii) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), or (iii) we are or become a “U.S. real property holding corporation” (as defined in section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock (the “Specified Testing Period”) and certain other conditions are met.

An individual non-U.S. holder described in clause (i) of the immediately preceding paragraph will be required to pay (unless an applicable income tax treaty provides otherwise) a flat 30% tax on any gain recognized on the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States. Gain described in clause (ii) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

With respect to clause (iii) above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, even if we are considered a USRPHC, so long as our common stock is “regularly traded on an established securities market,” a non-U.S. holder generally will be subject to U.S. federal income tax on a disposition of our common stock only if the non-U.S. holder actually or constructively holds or held (at any time during the Specified Testing Period) more than 5% of our common stock. We believe that our common stock is currently “regularly traded on an established securities market.” If we are considered a USRPHC and our common stock is not considered to be so traded, all non-U.S. holders would generally be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax on any gain recognized on a disposition of our common stock on a net income basis at regular graduated rates in the same manner as if the non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, if our common stock were not “regularly traded on an established securities market,” a 15% withholding tax generally would apply to the gross proceeds from a sale or other disposition of our common stock by a non-U.S. holder and any distribution in excess of our current and accumulated earnings and profits (the “FIRPTA withholding”). Any FIRPTA withholding may be credited against the U.S. federal income tax liability owed by the non-U.S. holder and any excess FIRPTA withholding may be refunded if the non-U.S. holder provides the IRS with the required information in a timely manner. Non-U.S. holders should consult their tax advisors regarding our expected status as a U.S. real property holding corporation and its possible consequences in the non-U.S. holders’ particular circumstances.

Federal Estate Tax

Shares of our common stock beneficially owned (or deemed to be owned) by an individual who is not a citizen of the United States or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common stock. Additional information reporting and backup withholding (at the then applicable rate) may apply to payments of the foregoing amounts, unless the non-U.S. holder certifies as to its status as a non-U.S. person or otherwise establishes an exemption and certain other conditions are satisfied. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

United States federal withholding tax at a rate of 30% will be required on dividends in respect of, and, after December 31, 2018, gross proceeds from a sale or other disposition of, our common stock held by or through certain foreign financial institutions (including investment funds), including in certain cases where such institution is acting as an intermediary, unless such institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from a sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity (including in certain cases where such entity is acting as an intermediary) that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

Underwriting

The Company, the selling stockholder and Citigroup Global Markets Inc., the underwriter, have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to certain conditions, the underwriter has agreed to purchase all of the 11,985,905 shares of common stock offered hereby.

The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares may be deemed underwriting compensation.

We, our executive officers and the selling stockholder have agreed with the underwriter, subject to certain exceptions, not to offer, issue, sell, pledge, grant any option to purchase, dispose of or hedge, directly or indirectly, any of their shares of common stock or securities convertible into or exchangeable for shares of our common stock during the period continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from the selling stockholder in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of common stock pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares of common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or delaying a decline in the market price of our shares of common stock, and together with the imposition of the penalty bid may stabilize, maintain or otherwise affect the market price of the shares of our common stock. As a result, the price of the shares of common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

The Company estimates that the total expenses of the offering, including the reimbursement of certain expenses of the selling stockholder, but excluding underwriting discounts and commissions, will be approximately $370,000. The Company and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or the selling stockholder. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The ordinary shares offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares offered hereby must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Hong Kong

This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “the SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP. The underwriter has been represented by Cahill Gordon & Reindel LLP, New York, New York. Sidley Austin LLP has from time to time represented, and may continue to represent, the Starwood Fund and some of its affiliates in connection with various legal matters.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

TRI POINTE GROUP, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

GUARANTEES

UNITS

This prospectus relates to the potential offer and sale of our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units from time-to-time. Before selling any securities hereunder, we will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to this prospectus, which will contain specific information about the proposed offering and the specific terms of the securities offered.

This prospectus may not be used to sell our securities unless it is accompanied by an applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. If indicated in the relevant prospectus supplement, any debt securities may be fully and unconditionally guaranteed by certain of our wholly owned subsidiaries named in this prospectus.

We will sell these securities directly to investors, or through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TPH.”

Investing in our securities involves a high degree of risk. See “Risk factors” beginning on page 3 of this prospectus, in the applicable prospectus supplement and in the documents filed with the SEC and incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

May 23, 2016

We have not authorized anyone else to provide you with information other than the information contained in this prospectus, in any accompanying prospectus supplement or the information incorporated by reference herein or therein or to make additional representations. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. If you are in a jurisdiction in which offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

About this prospectus

This prospectus is part of a registration statement we filed with the SEC, using a “shelf” registration process. Under this shelf process, this prospectus may be used from time-to-time to offer or sell our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units consisting of any of the securities listed above.

As permitted by the rules of the SEC, this prospectus omits the plan of distribution for any offering of our securities. Before selling any security hereunder, we will file a prospectus supplement with the SEC, which we will deliver with this prospectus, and which will describe specific information about the proposed sale. In each prospectus supplement, we will include the following information:

•	the amount and type of security we propose to sell;

•	the initial public offering price of the securities;

•	the plan of distribution, including the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation to those underwriters, agents or dealers; and

•	any other material information about such offering and sale of our securities, including information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise noted, or the context otherwise requires, “TRI Pointe” and the terms the “Company,” “we,” “us” and “our” refer collectively to TRI Pointe Group, Inc. and its subsidiaries. Prior to any purchase of our securities hereunder, you should read this prospectus and the accompanying prospectus supplement, together with the additional information incorporated by reference, as described in the section entitled “Incorporation of certain documents by reference.”

Summary

The following summary highlights selected information about us and does not contain all the information that is important to you. We encourage you to read this prospectus and the accompanying prospectus supplement in their entirety, including the information set forth under “Risk factors” and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. In addition, certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement are forward-looking statements, which involve risks and uncertainties. See “Forward-looking statements.”

The Company

TRI Pointe was founded in April 2009, toward the end of an unprecedented downturn in the national homebuilding industry. Since then, we have grown from a Southern California fee homebuilder into a regionally focused national homebuilder with a portfolio of the following six quality homebuilding brands operating in fourteen markets across eight states: Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia.

Corporate information

Our principal executive offices are located at 19540 Jamboree Road, Suite 300, Irvine, California 92612, and our telephone number is (949) 438-1400.

Risk factors

An investment in our securities involves certain risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, risks set forth in the accompanying prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. Our business, liquidity, financial condition or results of operations could be materially adversely affected by any of these risks. The market for or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-looking statements” in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

Forward-looking statements

This prospectus and the accompanying prospectus supplement contain and incorporate by reference certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions made by TRI Pointe; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement. There is no guarantee that any of the events anticipated by the forward-looking statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement will occur, or if any of the events occurs, there is no guarantee of what effect it will have on our operations, financial condition or share price.

We will not update the forward-looking statements contained in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein and therein, unless otherwise required by law. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus and the accompanying prospectus supplement. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Statements

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will,” “would,” or other words that convey the uncertainty of future events or outcomes. These forward-looking statements include, but are not limited to, statements regarding our anticipated future financial and operating performance and results, including our estimates for growth.

Forward-looking statements are based on a number of factors, including the expected effect of:

•	the economy;

•	laws and regulations;

•	the adverse outcomes of litigation and other disputes and the adequacy of reserves;

•	changes in accounting principles;

•	projected benefit payments; and

•	projected tax rates and credits.

Risks, uncertainties and assumptions

The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and the strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	levels of competition;

•	the successful execution of our internal performance plans, including restructuring and cost reduction initiatives;

•	global economic conditions;

•	raw material prices;

•	oil and other energy prices;

•	the effect of weather, including the continuing drought in California;

•	the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal and state tax policies;

•	the effect of land use, environment and other governmental regulations;

•	legal proceedings and disputes;

•	risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

•	change in accounting principles;

•	risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; and

•	other factors described in “Risk factors.”

Use of proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

Ratio of earnings to fixed charges

The following table sets forth our historical ratios of earnings to fixed charges for the periods shown. This information should be read in conjunction with the information appearing elsewhere in, or incorporated by reference into, this prospectus accompanying notes incorporated by reference in this prospectus and any prospectus supplement. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, net of non-controlling interests, adjusted for (income) loss of unconsolidated entities, plus returns on investments in unconsolidated entities, net, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, including discount and deferred loan costs, and a portion of rents representative of an interest factor on operating leases.

	Three Months Ended March 31,	Fiscal Year Ended December 31,
	2016	2015	2014	2013		2012	2011
Ratio of earnings to fixed charges	3.5	5.8	4.4	—	(a)	4.9	3.3

(a)	For the year ended December 31, 2013, earnings were insufficient to cover fixed charges for such year by approximately $218.8 million. This was primarily due to $343.3 million of impairment and related charges for Coyote Springs, a large master planned community north of Las Vegas, Nevada. Under the terms of the Transaction Agreement dated as of November 3, 2013 by and among Weyerhaeuser Company, TRI Pointe, Weyerhaeuser Real Estate Company (“WRECO”), and a wholly-owned subsidiary of TRI Pointe, certain assets and liabilities of WRECO and its subsidiaries, were excluded from the transaction and retained by Weyerhaeuser, including assets and liabilities relating to Coyote Springs.

Currently, we have no preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

Description of debt securities

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to a particular series of debt securities as exhibits to current or other reports we file with the SEC. See the section entitled “Where you can find more information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. We will make available copies of the documents for the particular series to you upon request. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the debt securities

Our debt securities will be general obligations of TRI Pointe Group, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of default and remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, supplement and waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse against others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing law

The laws of the State of New York will govern the indenture and the debt securities.

Description of capital stock

The rights of our stockholders are governed by Delaware law and our charter and bylaws. For information on how to obtain a copy of our charter and bylaws, see “Where you can find more information” and “Incorporation of certain documents by reference.”

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of our charter and bylaws.

Common stock

Our charter authorizes the issuance of up to 500 million shares of common stock, par value $0.01 per share. As of March 31, 2016, there were 162,007,850 shares of common stock issued and outstanding.

Shares of our common stock have the following rights, preferences and privileges:

•	Voting Rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such matters that are present in person or by proxy at the meeting, except that directors are elected by a plurality of the votes cast in the election of directors. We do not have a classified board of directors.

•	Dividends. Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant.

•	Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among our stockholders on a per share basis.

•	Rights and Preferences. Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of our stockholders are subject to, and may be materially and adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

•	Merger. In the event that we merge or consolidate with or into another entity, holders of each share of our common stock will be entitled to receive the same per share consideration.

The Company adopted and maintains the 2013 Long-Term Incentive Plan, which provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units and performance awards to eligible participants, which includes our officers, directors, employees and consultants, and persons expected to become officers, directors, employees or consultants of the Company. As of March 31, 2016, the Company had outstanding awards to acquire approximately 3,808,661 shares of its common stock under this plan, and had reserved approximately 7,637,283 additional shares of its common stock for future issuances under this plan.

Preferred stock

Our charter provides that our board of directors has the authority, without action by the Company’s stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the Company’s common stock. There are currently no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Certain anti-takeover effects of provisions of our charter and bylaws

Our charter and bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of the Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could materially and adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected provisions of our charter and bylaws

Our charter and bylaws contain anti-takeover provisions that:

•	authorize our board of directors, without further action by the Company’s stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by the Company’s stockholders may be taken only at an annual or special meeting of the Company’s stockholders and not by written consent;

•	specify that special meetings of the Company’s stockholders can be called only by our board of directors, the chairman of the board or the chief executive officer;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow the directors to establish the size of our board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give the Company’s stockholders cumulative voting rights with respect to the election of directors; and

•	prohibit the Company from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described in “—Selected provisions of Delaware law.”

Selected provisions of Delaware law

The Company has opted out of Section 203 of the Delaware General Corporation law (the “DGCL”), which regulates corporate takeovers. However, our charter contains provisions that are similar to Section 203 of the DGCL. Specifically, our charter provides that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon the consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the voting stock of the Company. However, in the case of the Company, VIII/TPC Holdings, L.L.C. (the “Starwood Fund”), a private equity fund managed by an affiliate of Starwood Capital Group, L.P., and any of its affiliates and subsidiaries and any of their permitted transferees receiving 15% or more of the voting stock of the Company will not be deemed to be interested stockholders regardless of the percentage of the voting stock of the Company owned by them. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Corporate opportunity

Our charter provides that the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to the Starwood Fund or any of its affiliates and subsidiaries (other than the Company and its subsidiaries), officers, directors, agents, stockholders, members, partners or employees and that may be a business opportunity for the Starwood Fund or any of its affiliates and subsidiaries, even if the opportunity is one that the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to the Company for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to the Company unless, in the case of any such person who is a director or officer of the Company, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer of the Company. Neither the Starwood Fund nor any of its affiliates or subsidiaries has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

These provisions will continue to apply until no person who is a director or officer of the Company is also a director, officer, member, partner or employee of the Starwood Fund or any of its affiliates or subsidiaries (other than the Company and its subsidiaries).

Limitations on liability, indemnification of officers and directors and insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our charter and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be.

Our charter and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company is also expressly authorized to carry directors’ and officers’ insurance to protect the Company, its directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our charter may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any stockholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

The Company maintains standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

The Company has entered into an indemnification agreement with certain of its officers and each of its directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding against any of the Company’s directors, officers or employees for which indemnification is sought.

Authorized but unissued shares

The Company’s authorized but unissued shares of common stock will be available for future issuance without the approval by our stockholders. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Registration rights agreement

The Company is party to a registration rights agreement with the former members of TRI Pointe Homes, LLC (“TPH LLC”), the entity that was reorganized from a Delaware limited liability company into a Delaware corporation and renamed TRI Pointe Homes, Inc. in connection with its initial public offering, including the Starwood Fund, certain members of the Company’s management team and a third-party investor, with respect to the shares of the Company’s common stock that they received as part of the TRI Pointe Homes, Inc. formation transactions. The shares are referred to collectively as the “registrable shares.” On November 13, 2014, we filed with the SEC a shelf registration statement covering the registrable shares. The Company is required, subject to certain exceptions, to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time. Pursuant to the registration rights agreement, the former members of TPH LLC and their direct and indirect transferees also have demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to make “piggy-back” sales of the registrable shares under registration statements the Company might file in connection with future public offerings.

Notwithstanding the foregoing, the registration rights are subject to cutback provisions, and the Company is permitted to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as “blackout periods.”

Investor rights agreement

Pursuant to an investor rights agreement, the Starwood Fund has the right to designate one member of the Company’s board of directors for as long as the Starwood Fund owns at least 5% of the outstanding common stock of the Company (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). The investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding common stock of the Company.

Listing

Our common stock trades on the NYSE under the trading symbol “TPH.”

Transfer agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Description of other securities

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

Plan of distribution

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids, in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public reference room.

Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

In addition, our common stock is listed on the NYSE and similar information concerning us can be inspected and copied at the offices of the NYSE, Inc., 20 Broad Street, New York, New York 10005.

Incorporation of certain documents by reference

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

•	TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2016, incorporated by reference therein);

•	TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed April 29, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed March 2, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed January 27, 2016;

•	The description of TRI Pointe common stock contained in TRI Pointe’s registration statement on Form 8-A, filed January 28, 2013;

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part will be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by requesting them in writing or by telephone from the Company at the following address and telephone number: 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8696. You may also obtain these documents from the SEC or through the SEC’s website, as described above.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Legal matters

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplements, certain legal matters with respect to the validity of those securities and the related guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, certain legal matters with respect to the validity of those securities and the related guarantees under Washington law will be passed upon by Fikso Kretschmer Smith Dixon Ormseth PS, certain legal matters with respect to the validity of those securities and the related guarantees under Arizona law will be passed upon by Titus Brueckner & Levine PLC, certain legal matters with respect to the validity of those securities and the related guarantees under Nevada law will be passed upon by McDonald Carano Wilson LLP, certain legal matters with respect to the validity of those securities and the related guarantees under Texas law will be passed upon by Chapoton Sanders Scarborough, LLP and certain legal matters with respect to the validity of those securities and the related guarantees under Delaware law will be passed upon by Young Conaway Stargatt & Taylor, LLP. The validity of those securities and the related guarantees will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Weyerhaeuser Real Estate Company for the year ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

11,985,905 Shares

TRI Pointe Group, Inc.

COMMON STOCK

Prospectus Supplement

March 17, 2017

Citigroup